Exhibit 5.2

Mark Ballantyne
+1 703 456 8084 mballantyne@cooley.com

May 2, 2025

I-Mab

2440 Research Boulevard, Suite 400

Rockville, MD 20580

Ladies and Gentlemen:

We have acted as special U.S. counsel to I-Mab, an exempted company incorporated under the laws of Cayman Islands (the “Company”), in connection with the filing by the Company of a Registration Statement on Form F-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes two prospectuses: (i) a base prospectus (the “Base Prospectus”); and (ii) a sales agreement prospectus (the “Sales Agreement Prospectus”) covering the offering of up to $21,000,000 of ADSs (as defined below) that may be sold under the Sales Agreement, dated May 2, 2025, between the Company and Leerink Partners LLC (such agreement, the “Sales Agreement”, and such shares, the “Placement Shares”). The Base Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements) and the Sales Agreement Prospectus, will provide for the registration by the Company of the sale of the following securities:

•	ordinary shares, par value $0.0001 per share of the Company (the “Ordinary Shares”), which may be represented by American Depositary Shares (“ADSs”);

•

debt securities, in one or more series (the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder, by and between a trustee to be selected by the Company (the “Trustee”) and the Company, in the form filed as Exhibit 4.4 to the Registration Statement and one or more indentures supplemental thereto with respect to any particular series of Debt Securities (the “Indenture”);

•

warrants to purchase Ordinary Shares or Debt Securities (the “Warrants”), which may be issued under one or more warrant agreements, to be dated on or about the date of the first issuance of the Warrants thereunder, by and between a warrant agent to be selected by the Company (the “Warrant Agent”) and the Company, in the forms filed as Exhibits 4.6 and 4.7 to the Registration Statement (the “Warrant Agreement”); and

•	the Placement Shares.

The Ordinary Shares, the Debt Securities, the Warrants and the Placement Shares, plus any additional Ordinary Shares, Debt Securities or Warrants that may be registered pursuant to any registration statement that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Securities Act in connection with an offering by the Company pursuant to the Registration Statement, are collectively referred to herein as the “Securities.” The Securities are being registered for offer and sale from time to time pursuant to Rule 415 under the Securities Act.

I-Mab

May 2, 2025

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In connection with this opinion, we have examined and relied upon the Registration Statement, the Base Prospectus, the Sales Agreement Prospectus and such other records, documents, certificates, opinions, memoranda and instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

In rendering this opinion, we have assumed the genuineness of all signatures; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness thereof.

We are not hereby rendering any opinion with respect to any Ordinary Shares issuable upon the conversion or exercise, as applicable, of any Debt Securities, or any Warrants. We have also assumed that with respect to any Debt Securities issuable upon the exercise of any Warrants, the applicable Warrants will be valid and legally binding obligations of the Company, except as may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including, without limitation, specific performance. We have assumed that (i) the Company is validly existing under the laws of the Cayman Islands, has the corporate power to enter into and perform its obligations under the Debt Securities, the Indenture and the Warrants in accordance with their terms, (ii) upon issuance, the Company will have duly authorized, executed and delivered the Debt Securities, the Indenture and the Warrants in accordance with its organizational documents and the laws of the Cayman Islands, (iii) any Ordinary Shares issued upon conversion of the Debt Securities or upon the exercise of any Warrants will be duly authorized, validly issued, fully paid and nonassessable, and (iv) the execution, delivery and performance by the Company of its obligations under the Debt Securities, the Indenture and the Warrants will not violate the laws of the Cayman Islands or any other applicable laws (excepting from such assumption the laws of the State of New York). We have also assumed that any Debt Securities or Warrants offered under the Registration Statement, and the related Indenture and Warrant Agreement, as applicable, will be executed in the forms filed or will be incorporated by reference as exhibits to the Registration Statement.

Our opinion herein is expressed solely with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to any foreign, U.S., federal or state law, rule or regulation relating to securities, or to the sale of issuance thereof.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1. With respect to any series of Debt Securities issued under the Indenture and offered under the Registration Statement, provided that; (a) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (b) the Indenture has been duly authorized by the Company and the Trustee by all necessary corporate action; (c) the Indenture has been duly executed and delivered by the Company and the Trustee; (d) the terms of the Debt Securities and their issuance and sale have been duly authorized by the Company by all necessary corporate action and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (e) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Company’s then operative memorandum and articles of association (the “Articles of Association”), and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (f) the notes representing the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Indenture and delivered

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I-Mab

May 2, 2025

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against payment therefor, then the Debt Securities, when issued and sold in accordance with the Indenture and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants in accordance with their terms, will be binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights, generally, and by general equitable principles (regardless of whether considered in a proceeding at law or in equity).

2. With respect to the Warrants issued under a Warrant Agreement and offered under the Registration Statement, provided that (a) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (b) the applicable Warrant Agreement has been duly authorized by the Company and the Warrant Agent by all necessary corporate action; (c) the applicable Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent; (d) the issuance and terms of the Warrants have been duly authorized by the Company by all necessary corporate action; (e) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Articles of Association, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (f) the Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent pursuant to the applicable Warrant Agreement and delivered against payment therefor, then the Warrants, when issued and sold in accordance with the applicable Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether considered in a proceeding at law or in equity).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Base Prospectus. We further consent to the incorporation by reference of this opinion into any registration statement filed pursuant to Rule 462(b) under the Securities Act with respect to additional Securities. In giving such consents, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Our opinion set forth above is limited to the matters expressly set forth in this letter, and no opinion has been or should be implied or may be inferred beyond the matters expressly stated. This opinion speaks only as to law and facts in effect or existing as of the date hereof, and we have no obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

Sincerely,

Cooley LLP

By:	/s/ Mark Ballantyne
Mark Ballantyne

Cooley LLP Reston Town Center, 11951 Freedom Drive 14th Floor Reston, VA 20190-5656

t: (703) 456-8000 cooley.com